EXHIBIT 10.43

BASE SALARIES FOR NAMED EXECUTIVE OFFICERS

As of March 1, 2005, the Compensation Committee of the Board of Directors of EFJ, Inc. has not modified the salaries of any named Executive Officer. The annual base salaries of Michael E. Jalbert, Jana Ahlfinger Bell, R. Michael B. Gamble, Andrew Massey, Ellen O’Hara, and Massoud Safavi, each of whom were EFJ, Inc. executive officers during all or part of 2005, at the same levels as the 2004 annual base salaries, or $370,000, $210,000, $135,000, $134,000, 260,000, and $218,360, respectively.